Exhibit 99.3

Unaudited Pro Forma Condensed Consolidated Financial Statements

On November 7, 2011, Radnet, Inc. ("RadNet") completed its acquisition of all outstanding equity interests in Raven Holdings U.S., Inc. (“RH”) from CML Healthcare, Inc.  The following unaudited pro forma condensed consolidated financial statements have been prepared to give effect to the completed acquisition, which was accounted for as an acquisition.

The unaudited pro forma condensed consolidated balance sheet as of September 30, 2011, and the unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2011 and the year ended December 31, 2010, are presented herein. The unaudited pro forma condensed consolidated balance sheet was prepared using the historical balance sheets of RadNet and RH as of September 30, 2011. The unaudited pro forma condensed consolidated statements of operations were prepared using the historical statements of operations of RadNet and RH for the nine months ended September 30, 2011 and for the year ended December 31, 2010.

The unaudited pro forma condensed consolidated balance sheet gives effect to the acquisition as if it had been completed on September 30, 2011, and consolidates the unaudited condensed balance sheet of RadNet and RH. The unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2011 and for the year ended December 31, 2010 give effect to the acquisition as if it had occurred on January 1, 2010.

The unaudited pro forma condensed consolidated financial statements presented are based on the assumptions and adjustments described in the accompanying notes. The unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes and do not purport to represent what the financial position or results of operations actually would have been if the events described above occurred as of the dates indicated or what such financial position or results would be for any future periods. The unaudited pro forma condensed consolidated financial statements, and the accompanying notes, are based upon the respective historical consolidated financial statements of RadNet and RH, and should be read in conjunction with RadNet’s historical financial statements and related notes, RadNet’s "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in RadNet’s Annual Report on Form 10-K for the year ended December 31, 2010, and RH financial statements presented herein.

RADNET, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)
As of September 30, 2011

			Pro forma		Pro forma		Pro forma
	RadNet	RH	Adjustments		Adjustments		combined
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$254	$1,016	$28,210	(a)	$(28,210)	(b)	$1,270
Accounts receivable, net	122,036	11,186	-		-		133,222
Assets held for sale	-	3,078	-		5,422	(c)	8,500
Prepaid expenses and other current assets	16,303	1,794	-		-		18,097
Total current assets	138,593	17,074	28,210		(22,788)		161,089
PROPERTY AND EQUIPMENT, NET OTHER ASSETS
Goodwill	153,895	9,755	-		(6,594)	(d)	157,056
Other intangible assets	54,389	7,252	-		-		61,641
Deferred financing costs, net	13,517	-	-		-		13,517
Investment in joint ventures	17,275	2,055	-		-		19,330
Deposits and other	3,134	3,139	-		(2,900)	(e)	3,373
Total assets	$572,234	$63,378	$28,210		$(32,282)		$631,540
LIABILITIES AND EQUITY DEFICIT
CURRENT LIABILITIES
Accounts payable and accrued expenses	$93,840	$9,743	$-		$-		$103,583
Due to seller of RH	$-	$-	-		8,500	(c)	8,500
Due to affiliates	1,525	667	-		(667)	(f)	1,525
Deferred revenue	1,191	-	-		-		1,191
Current portion of notes payable	5,339	-	-		-		5,339
Current portion of deferred rent	974	-	-		-		974
Current portion of obligations under capital leases	6,556	1,251	-		-		7,807
Total current liabilities	109,425	11,661	-		7,833		128,919
LONG-TERM LIABILITIES
Deferred rent, net of current portion	12,069	-	-		-		12,069
Deferred taxes	277	-	-		-		277
Line of credit	31,300	-	28,210	(a)	-		59,510
Note payable to seller of RH	-	-	-		9,000	(g)	9,000
Notes payable, net of current portion	477,877	-	-		-		477,877
Obligations under capital lease, net of current portion	2,871	1,837	-		-		4,708
Other non-current liabilities	14,599	765	-		-		15,364
Total liabilities	648,418	14,263	28,210		16,833		707,724
COMMITMENTS AND CONTINGENCIES

EQUITY DEFICIT
Common stock - $.0001 par value, 200,000,000 shares authorized; 37,426,460 and 37,223,475 shares issued and outstanding at September 30, 2011 and December 31, 2010, respectively	4	174,415	-		(174,415)	(h)	4
Paid-in-capital	165,185	19,722	-		(19,722)	(h)	165,185
Accumulated other comprehensive loss	(1,324)	-	-		-		(1,324)
Accumulated deficit	(240,157)	(145,022)	-		145,022	(i)	(240,157)
Total Radnet, Inc.'s equity deficit	(76,292)	49,115	-		(49,115)		(76,292)
Noncontrolling interests	108	-	-		-		108
Total equity deficit	(76,184)	49,115	-		(49,115)		(76,184)
Total liabilities and equity deficit	$572,234	$63,378	$28,210		$(32,282)		$631,540

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

RADNET, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS EXCEPT SHARE DATA)
For the nine months ended September 30, 2011

			Pro forma		Pro forma
	RadNet	RH	Adjustments		combined

NET REVENUE	$452,693	$67,802	$-		$520,495

OPERATING EXPENSES
Cost of operations	352,688	63,396	-		416,084
Depreciation and amortization	42,526	10,298	-		52,824
Provision for bad debts	25,261	-	-		25,261
Loss (gain) on sale and disposal of equipment	(1,928)	-	-		(1,928)
Impairment of goodwill	-	7,795	-		7,795
Severance costs	970	-	-		970
Total operating expenses	419,517	81,489	-		501,006

INCOME (LOSS) FROM OPERATIONS	33,176	(13,687)	-		19,489

OTHER EXPENSES
Interest expense	39,307	2,676	1,740	(j)	43,723
Other expenses (income)	(3,566)	-	-		(3,566)
Total other expenses	35,741	2,676	1,740		40,157

LOSS BEFORE INCOME TAXES AND EQUITY IN EARNINGS OF JOINT VENTURES	(2,565)	(16,363)	(1,740)		(20,668)
(Provision for) benefit from income taxes	(718)	113	-		(605)
Equity in earnings (loss) of joint ventures	6,129	(302)	-		5,827
NET INCOME (LOSS)	2,846	(16,552)	(1,740)		(15,446)
Net income attributable to noncontrolling interests	162	-	-		162
NET INCOME (LOSS) ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$2,684	$(16,552)	$(1,740)		$(15,608)

BASIC NET INCOME (LOSS) PER SHARE ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$0.07				$(0.42)

DILUTED NET INCOME (LOSS) PER SHARE ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$0.07				$(0.42)

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	37,347,946				37,347,946

Diluted	39,078,998				37,347,946

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

RADNET, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS EXCEPT SHARE DATA)
For the year ended December 31, 2010

			Pro forma		Pro forma
	RadNet	RH	Adjustments		combined

NET REVENUE	$548,537	$104,642	$-		$653,179

OPERATING EXPENSES
Cost of operations	420,973	98,029	-		519,002
Depreciation and amortization	53,997	16,827	-		70,824
Provision for bad debts	33,158	-	-		33,158
Loss on sale and disposal of equipment	1,136	262	-		1,398
Impairment of goodwill	-	32,263	-		32,263
Impairment of intangibles	-	18,963	-		18,963
Other expenses, net	-	412	-		412
Severance costs	838	-	-		838
Total operating expenses	510,102	166,756	-		676,858

INCOME (LOSS) FROM OPERATIONS	38,435	(62,114)	-		(23,679)

OTHER EXPENSES
Interest expense	48,398	9,032	2,319	(j)	59,749
Loss on extinguishment of debt	9,871	-	-		9,871
Other expenses	505	-	-		505
Total other expenses	58,774	9,032	2,319		70,125

LOSS BEFORE INCOME TAXES AND EQUITY IN EARNINGS OF JOINT VENTURES	(20,339)	(71,146)	(2,319)		(93,804)
(Provision for) benefit from income taxes	(576)	6,398	-		5,822
Equity in earnings (loss) of joint ventures	8,230	(365)	-		7,865
NET LOSS	(12,685)	(65,113)	(2,319)		(80,117)
Net income attributable to noncontrolling interests	167	-	-		167
NET LOSS ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$(12,852)	$(65,113)	$(2,319)		$(80,284)

BASIC AND DILUTED NET LOSS PER SHARE ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$(0.35)				$(2.18)

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic and Diluted	36,853,477				36,853,477

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

RadNet, Inc.
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Note 1.                      Basis of Presentation

The unaudited pro forma condensed consolidated statements of operations of RadNet, Inc. (“RadNet”) for the nine months ended September 30, 2011 and the year ended December 31, 2010 give effect to the acquisition of Raven Holdings U.S., Inc. (“RH”) as if it had been completed on January 1, 2010. The unaudited pro forma condensed consolidated balance sheet as of September 30, 2011 gives effect to the acquisition of RH as if it had occurred on September 30, 2011.

The unaudited pro forma condensed consolidated statements of operations and unaudited pro forma condensed consolidated balance sheet were derived by adjusting RadNet’s historical financial statements for the acquisition of RH. The unaudited pro forma condensed consolidated balance sheet and unaudited pro forma condensed consolidated statement of operations are provided for informational purposes only and should not be construed to be indicative of RadNet’s financial position or results of operations had the transaction been consummated on the dates indicated and do not project RadNet’s financial position or results of operations for any future period or date.

The unaudited pro forma condensed consolidated balance sheet and unaudited condensed consolidated statements of operations and accompanying notes should be read in conjunction with RadNet’s historical financial statements and related notes, RadNet’s “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in RadNet’s Annual Report on Form 10-K for the year ended December 31, 2010, and RH financial statements presented herein.

Note 2.                      Preliminary Purchase Price

The unaudited pro forma condensed consolidated financial statements reflect a purchase price of $37,210,000. RadNet paid $28,210,000 of the purchase price in cash, and paid the remainder of the purchase price through the issuance of a promissory note to the seller, CML HealthCare Inc. totaling $9,000,000.

The preliminary purchase price allocation as of September 30, 2011, subject to change pending completion of the final valuation and analysis, is as follows (in thousands):

Tangible assets	$48,893
Goodwill	3,161
Intangible assets	7,252

Total assets acquired	59,306
Liabilities assumed	31,096
Net assets acquired	$28,210

Goodwill represents the excess of the purchase price over the fair value of the net assets acquired. Intangibles are being amortized on a straight-line basis over five to ten years.

Note 3.                      Pro Forma Adjustments

The following pro forma adjustments are based upon management’s preliminary estimates of the value of the tangible and intangible assets acquired. These estimates are subject to finalization.

(a)	Represents the funds borrowed for the acquisition through our existing credit facility.

(b)	Represents the funds used for the acquisition.

(c)	Represents an adjustment to assets held for sale to their contractual sales price.

(d)	Represents an adjustment to goodwill to its fair value.

(e)	Represents an adjustment to a long-term note receivable to its fair value.

(f)	Represents an adjustment to certain intercompany payables not assumed in the acquisition.

(g)	Represents the issuance of a promissory note to the seller, CML HealthCare Inc. totaling $9.0 million.

(h)	Represents the elimination of common stock and additional paid in capital of RH upon RadNet’s purchase of RH.

(i)	Represents the elimination of RH’s accumulated deficit upon RadNet’s purchase of RH.

(j)	Represents the interest expense incurred by RadNet to fund the acquisition including the $9.0 million note to seller, CML HealthCare Inc.